Exhibit(a)(1)(vi)

Nationwide Trust Company

Letter to the Participants

In The Sonic Corp. Savings and Profit Sharing Plan

Offer to Purchase Common Stock of Sonic Corp.

August 15, 2006

Dear Participants in the Sonic Corp. Savings and Profit Sharing Plan (the “401(k) Plan”):

General

As you may already know, Sonic Corp. (the “Company”) has recently announced its offer to purchase up to 25,454,545 shares of its common stock, $0.01 par value per share, including the associated rights to purchase Series A Junior Preferred Stock issued under the Rights Agreement, as amended, between the Company and UMB Bank, n.a., as successor Rights Agent, at a price not greater than $22.00 nor less than $19.50 per share, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 15, 2006 (the “Offer to Purchase”) and in the related Letter of Transmittal (the “Letter of Transmittal”), which together, as they may be amended or supplemented from time to time, constitute the tender offer. The tender offer is being extended to all of the Company’s stockholders, including all participants in the 401(k) Plan with respect to whom any of their 401(k) Plan accounts are invested in the Company’s common stock.

This letter describes some, but not all, of the general terms of the tender offer and additional terms and conditions that are applicable only to participants in the 401(k) Plan. This letter, along with the Offer to Purchase and the Letter of Transmittal, has been sent to you for your review because you are a participant in the 401(k) Plan who has shares of the Company’s common stock in your 401(k) Plan account. We urge you to read all of these documents carefully. Please note, however, that the Letter of Transmittal is for informational purposes only. YOU SHOULD NOT USE THE LETTER OF TRANSMITTAL TO TENDER SHARES HELD IN YOUR 401(k) PLAN ACCOUNT. YOU MUST INSTEAD USE THE ENCLOSED DIRECTION FORM AND FOLLOW THE INSTRUCTIONS SET FORTH IN THIS LETTER TO TENDER SHARES HELD IN YOUR 401(k) PLAN ACCOUNT. For more information about the terms and conditions applicable to shares held in the 401(k) Plan, please see the section entitled “Terms and Conditions for Tendering Shares Held in the 401(k) Plan” below.

The Tender Offer: Price and Proration

The Company will, upon the terms and subject to the conditions of the tender offer, determine a single per share price, not greater than $22.00 nor less than $19.50 per share, that it will pay for the shares validly tendered pursuant to the tender offer and not properly withdrawn, taking into account the number of shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest purchase price that will allow it to purchase 25,454,545 shares or if a lesser number of shares are validly tendered, such lesser number as are validly tendered and not properly withdrawn. All stockholders whose shares are purchased by the Company will receive the purchase price for each share purchased in the tender offer. In the event the purchase price is less than the maximum price of $22.00 per share and more than 25,454,545 shares are tendered in the tender offer at or below the purchase price, the Company intends to exercise its right to purchase up to an additional 2%, or 1,708,685, of its outstanding shares of common stock without extending the tender offer so that it repurchases up to $560 million of its shares. By way of example, if the purchase price is the minimum purchase price of $19.50 per share, the Company intends to exercise its right to purchase up to an additional 1,708,685 of its outstanding shares to the extent tendered in the tender offer. The Company also expressly reserves the right, in its sole discretion, to purchase additional shares subject to applicable legal requirements.

AS A PARTICIPANT IN THE 401(k) PLAN, YOU SHOULD BE AWARE THAT THE 401(k) PLAN IS PROHIBITED FROM SELLING SHARES TO THE COMPANY FOR A PRICE THAT IS LESS THAN THE PREVAILING MARKET PRICE. ACCORDINGLY, IF YOU ELECT TO TENDER SHARES HELD IN YOUR 401(k) PLAN ACCOUNT AT A PRICE THAT IS LOWER THAN THE CLOSING SALE PRICE OF SHARES ON THE NASDAQ NATIONAL MARKET (“NASDAQ”) ON FRIDAY, SEPTEMBER 22, 2006, THE EXPIRATION DATE (AS DEFINED BELOW) OF THE TENDER OFFER, THE TENDER PRICE YOU ELECT WILL BE DEEMED TO HAVE BEEN INCREASED TO THE CLOSEST TENDER PRICE THAT IS NOT LESS THAN THAT CLOSING PRICE. THIS MAY RESULT IN SUCH SHARES NOT BEING ELIGIBLE FOR PURCHASE. ADDITIONALLY, IF THE PREVAILING MARKET PRICE IS HIGHER THAN THE HIGHEST TENDER PRICE (i.e., $22.00), YOUR SHARES WILL NOT BE ELIGIBLE FOR PURCHASE.

Upon the terms and subject to the conditions of the tender offer, if more than 25,454,545 shares, or such greater number of shares as the Company may elect to purchase subject to applicable law, have been validly tendered and not properly withdrawn prior to 5:00 p.m., Eastern Time, on Friday, September 22, 2006 (such date and time, as the same may be extended, the “Expiration Date”), at prices at or below the purchase price, the Company will purchase shares on the following basis:

1. all shares properly tendered before the Expiration Date from all holders of an aggregate of fewer than 100 shares (“odd lots”) who (a) properly tender all shares owned beneficially or of record at a price at or below the purchase price (partial tenders will not qualify for this preference), and (b) complete the section entitled “Odd Lots” in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery or, for participants in the 401(k) Plan, complete the section entitled “Odd Lots” in the enclosed Direction Form;

2. subject to the conditional tender provisions described in the Offer to Purchase, all other shares properly tendered at or below the purchase price and not properly withdrawn on or prior to the Expiration Date on a pro rata basis, if necessary, with appropriate adjustments to avoid purchases of fractional shares; and

3. only if necessary to permit the Company to purchase 25,454,545 shares, or such greater number of shares as the Company may elect to purchase subject to applicable law, shares conditionally tendered (for which the condition was not initially satisfied) and not properly withdrawn on or prior to the Expiration Date, will, to the extent feasible, be selected for purchase by random lot in accordance with the Offer to Purchase. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have properly tendered all of their shares.

If any stockholder tenders all of his or her shares and wishes to avoid proration or to limit the extent to which only a portion of such shares may be purchased because of the proration provisions, the stockholder may tender shares subject to the condition that a specified minimum number of shares or none of such shares be purchased. See the Offer to Purchase. All shares not purchased pursuant to the tender offer, including shares tendered at prices greater than the purchase price and shares not purchased because of proration, or because they were conditionally tendered and not accepted for purchase, will be returned to the tendering shareholder’s account promptly following the Expiration Date.

Terms and Conditions for Tendering Shares Held in the 401(k) Plan

The remainder of this letter summarizes the terms and conditions applicable to shares held in the 401(k) Plan and the procedures for completing the enclosed Direction Form. You should also review the more detailed explanation of the tender offer provided in the Offer to Purchase and the Letter of Transmittal, which are enclosed with this letter.

Nationwide Trust Company (“Nationwide”) is the trustee and the holder of record of shares held in your 401(k) Plan account. As the holder of record, only Nationwide can tender the shares held in your 401(k) Plan account. As described in further detail below, if you choose to tender your shares held in your 401(k) account,

Nationwide will tender shares on your behalf pursuant to your tender directions. The 401(k) Company is the record keeper of the 401(k) Plan. You may direct Nationwide to tender (i.e., offer to sell) some or all of the shares currently allocated to your 401(k) Plan account by following the procedures described herein and completing and submitting the enclosed Direction Form as directed below. Please carefully follow the instructions outlined here if you want to direct Nationwide to tender some or all of the shares held on your behalf in your 401(k) Plan account. Failure to follow these instructions properly will make your tender directions invalid.

The Company has hired Georgeson, Inc. (“Georgeson”) to tabulate your tender directions. Georgeson will provide the tabulation information to Nationwide and The 401(k) Company so that the tender instructions in your Direction Form, if you choose to participate in the tender offer, are reflected in your 401(k) Plan account balance. Nationwide will then, in turn, tender shares held in your 401(k) Plan account at the prices specified by you pursuant to your tender instructions.

PLEASE NOTE THAT UNLESS THE TENDER OFFER IS EXTENDED, YOU MUST SEND YOUR DIRECTION FORM TO GEORGESON BY 5:00 P.M., EASTERN TIME, ON WEDNESDAY, SEPTEMBER 20, 2006, WHICH DATE IS TWO BUSINESS DAYS PRIOR TO THE EXPIRATION DATE. IF THE TENDER OFFER IS EXTENDED, THE DEADLINE FOR RECEIPT OF YOUR DIRECTION FORM WILL BE 5:00 P.M., EASTERN TIME, ON THE SECOND BUSINESS DAY PRIOR TO THE EXPIRATION OF THE TENDER OFFER AS EXTENDED.

You may submit tender instructions to Georgeson by mailing your completed Direction Form to Georgeson in the enclosed pre-addressed envelope. For your reference, the mailing address is as follows:

Georgeson Inc.

17 State Street

10th Floor

New York, New York 10004

You may also fax your completed Direction Form to Georgeson Inc., at (212) 440-9009.

You may withdraw any tender instructions you have previously submitted to Georgeson as long as you do so prior to 5:00 p.m., Eastern Time, on Wednesday, September 20, 2006. Please see Instruction 6 below for further information on how to withdraw your tender instructions.

IF YOU DO NOT WISH TO TENDER YOUR SHARES HELD IN YOUR 401(k) PLAN ACCOUNT, TAKE NO ACTION.

Cash received from any shares tendered and accepted for payment by the Company will be deposited into your 401(k) Plan account in the Stable Asset Fund until you exchange these monies among the various investment choices under the 401(k) Plan in accordance with the terms of the 401(k) Plan. Any shares tendered by you but not accepted by the Company in the tender offer will be credited back to you as shares of Company common stock held in the Sonic Common Stock Fund in your 401(k) Plan account.

If you tender shares, such shares will be deemed withdrawn from your 401(k) Plan account as of 5:00 p.m. Eastern Time, on Wednesday, September 20, 2006 (i.e., the deadline for sending your Direction Form to Georgeson). After the tender offer has expired, all tender directions will be tabulated, which may take up to five to seven business days. Promptly thereafter, you will be sent an exchange confirmation notice regarding your investment transfer via mail from The 401(k) Company.

Because the terms and conditions of the Offer to Purchase and the Letter of Transmittal will govern the tender of the shares held in your 401(k) Plan account, you should read these documents carefully. THE LETTER OF TRANSMITTAL, HOWEVER, IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES THAT ARE HELD ON YOUR BEHALF IN YOUR 401(k) PLAN ACCOUNT. The Letter of Transmittal may only be used to tender shares held outside of the 401(k) Plan. If you hold shares outside of the 401(k) Plan and wish to tender those shares as well as shares held in your 401(k) Plan account, you must comply with the procedures described in the Offer to Purchase and the Letter of Transmittal for your shares outside of the 401(k) Plan, and submit a Direction Form for shares you hold in your 401(k) Plan account.

You may obtain information about the number of shares allocated to your 401(k) Plan account by calling Georgeson at (866) 295-3782 (toll-free). PLEASE NOTE THAT THE NUMBER OF SHARES IN YOUR 401(k) PLAN ACCOUNT MAY CHANGE DURING THE TENDER OFFER PERIOD BECAUSE OF INVESTMENT DIRECTION CHANGES THAT YOU MAY MAKE. You may not tender more shares than are held in your 401(k) Plan account as of the deadline to submit the Direction Form. The deadline to submit your Direction Form is 5:00 p.m., Eastern Time, on Wednesday, September 20, 2006, which date is two business days prior to the Expiration Date. If the tender offer is extended, the deadline for receipt of your Direction Form will be 5:00 p.m., Eastern Time, on the second business day prior to the expiration of the tender offer as extended. If you authorize and direct Nationwide to tender more shares than are held in your 401(k) Plan account on the applicable deadline, then Nationwide will tender all of the shares held in your 401(k) Plan account.

If you wish to tender shares from your 401(k) Plan account, you must specify the following on the Direction Form:

•	Whether or not you wish to tender all shares held in your 401(k) Plan account, or less than all shares. If you specify that you only wish to tender a certain number of shares, then Nationwide will only tender that specified number if your account contains at least that number of shares. If your 401(k) Plan account contains less than the number of shares you specified to tender, Nationwide will tender all shares in your 401(k) Plan account.

•	Whether you are willing to sell the shares in your 401(k) Plan account to the Company at the price determined by the Company in the tender offer (which may have the effect of decreasing the price at which the Company purchases tendered shares because shares tendered using this election will effectively be considered available for purchase at the minimum price of $19.50 per share, and could result in your receiving a price per share as low as $19.50).

•	If you do not wish to sell the shares in your 401(k) Plan account to the Company at the price determined by the Company in the tender offer, you must specify the price or prices, not greater than $22.00 nor less than $19.50 per share, at which you are willing to sell the shares in your 401(k) Plan account to the Company under the tender offer. Prices may be specified in increments of $0.25. You should take special note of Instruction 3 below when submitting your tender instructions.

When considering whether or not to participate in the tender offer, it is important that you note the following:

1. If Georgeson does not receive your Direction Form by 5:00 p.m., Eastern Time, on Wednesday, September 20, 2006, two business days before the Expiration Date, Georgeson will not have sufficient time to process your Direction Form. In such case, Nationwide will not tender any shares held on your behalf in the 401(k) Plan. If the tender offer is extended, the deadline for receipt of your Direction Form will be 5:00 p.m., Eastern Time, on the second business day prior to the expiration of the tender offer, as extended.

2. Shares held in your 401(k) Plan account may be tendered at prices not greater than $22.00 nor less than $19.50 per share, subject to the price-based repurchase limitations of the 401(k) Plan discussed in Instruction 3 below.

3. The 401(k) Plan is prohibited from selling shares to the Company for a price that is less than the prevailing market price. Accordingly, if you elect to tender shares held in your 401(k) Plan account at a price that is lower than the closing sale price of shares on Nasdaq on the Expiration Date of the tender offer (or, if extended, on the expiration date of the tender offer, as extended), the tender price you elect will be deemed to have been increased to the closest tender price that is not less than that closing sale price. This may result in such shares not being eligible for purchase in the tender offer. Additionally, if the prevailing market price is higher than the highest tender price (i.e., $22.00), your shares will not be eligible for purchase in the tender offer.

4. The Company’s Board of Directors has approved the making of the tender offer. However, neither the Company nor its Board of Directors, Nationwide nor any fiduciary of the 401(k) Plan is making any recommendation as to whether you should authorize and direct Nationwide to tender, or refrain from tendering, shares held in your 401(k) Plan account or at what purchase price you should choose to tender these shares. You must review the Offer to Purchase and the Letter of Transmittal and make your own decision as to these matters.

5. Your tender instructions will be held in strict confidence. Individual tender instructions will be disclosed only as necessary to complete the tender offer.

6. You may increase, decrease or withdraw your election to tender at any time prior to 5:00 p.m., Eastern Standard Time, on Wednesday, September 20, 2006. To do so, you must revoke your previously submitted Direction Form by sending a written notice of withdrawal to Georgeson. The mailing address is as follows:

Georgeson Inc.

17 State Street

10th Floor

New York, New York 10004

You may also fax your written notice of withdraw to Georgeson Inc., at (212) 440-9009.

The notice of withdrawal must include your name, address, social security number and your instructions to withdraw your previously submitted Direction Form. The notice of withdrawal must be received by Georgeson by the deadline noted above to be valid. The notice of withdrawal will serve to completely withdraw all previously tendered shares from the tender offer. If you wish to submit new tender instructions, you may do so by sending Georgeson a new Direction Form. Remember, you must revoke your previously submitted Direction Form by sending the written notice of withdrawal to Georgeson before you resubmit a new Direction Form. Unless the tender offer is extended, the final Direction Form submitted (and not withdrawn) by you prior to 5:00 p.m., Eastern Time, on Wednesday, September 20, 2006 will be the instruction tendered. You may obtain additional Direction Forms by contacting Georgeson at (866) 295-3782 (toll-free).

If the tender offer is extended, you will again be able to increase, decrease or withdraw your Direction Form until 5:00 p.m., Eastern Time, two days prior to the expiration of the tender offer as extended (e.g., 5:00 p.m., Eastern Time, on day 8 assuming a 10-day extension).

Georgeson will determine all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in its sole discretion, and its decisions shall be final and binding.

7. If you want to participate in the tender offer and wish to maximize the chance of having the Company accept for purchase all the shares held in your 401(k) Plan account which you are tendering, you should check the box marked “Shares Tendered at Price Determined Pursuant to the Tender Offer” in the enclosed Direction Form and complete the other portions as appropriate. Doing so could result in the tendered shares being purchased at the minimum price of $19.50 per share, subject to the price-based repurchase limitations of the 401(k) Plan discussed in Instruction 3 above, and have the effect of decreasing the price at which the Company purchases tendered shares because shares tendered using this election will effectively be considered available for purchase at the minimum price of $19.50 per share.

8. If you wish to select a specific price at which you will be tendering your shares held in your 401(k) Plan account, you should select one of the boxes in the section captioned “Price (In Dollars) Per Share At Which Shares Are Being Tendered” in the enclosed Directions Form and complete the other portions as appropriate.

“Odd Lot” Priority

As described in Section 1 of the Offer to Purchase, if the Company purchases less than all shares tendered and not properly withdrawn before the Expiration Date, the shares purchased first will consist of all shares tendered by any stockholder who owns, beneficially or of record, an aggregate of fewer than 100 shares (“odd lots”) and who tenders all of such shares. Even if you otherwise qualify for the “odd lot” preferential treatment, you will not receive such preferential treatment unless you complete the box captioned “Odd Lots” in the Direction Form.

Conditional Tenders

Under certain circumstances, the Company may prorate the number of shares purchased in the tender offer. A participant in the 401(k) Plan may tender shares held in his or her 401(k) Plan account subject to the condition that a specified minimum number of his or her shares tendered must be purchased if any shares tendered are purchased from the participant. If you wish to make a conditional tender, you must indicate this in the box captioned “Conditional Tender” in the enclosed Direction Form. In that box, you must calculate and appropriately indicate the minimum number of shares that must be purchased if any are to be purchased. After the tender offer expires, if more than 25,454,545 shares are properly tendered, and not properly withdrawn and the Company must prorate acceptance of and payment for tendered shares, the Company will calculate a preliminary proration percentage based upon all shares properly tendered, conditionally or unconditionally, and not properly withdrawn. If the effect of this preliminary proration would be to reduce the number of shares to be purchased from any participant below the minimum number specified by that participant, the conditional tender will automatically be regarded as withdrawn, unless chosen by lot for reinstatement as discussed in the Offer to Purchase.

Tax Considerations

While participants will not recognize any immediate tax gain or loss as a result of the tender of any shares, the tax treatment of future distributions from the 401(k) Plan may be adversely impacted by a tender and sale of shares held through the 401(k) Plan. Specifically, under current federal income tax rules, if you receive a distribution of shares from the 401(k) Plan that have increased in value while they were held by the 401(k) Plan, under certain circumstances (e.g., a lump-sum distribution of the employee’s balance in the 401(k) Plan) you may have the option of not paying tax on this increase in value, which is called “net unrealized appreciation,” until you sell the shares. When the shares are sold, any gain up to the amount of the net unrealized appreciation determined at the time the shares are distributed is taxed as long- term capital gain. Any part of the gain in excess of such untaxed net unrealized appreciation may be a short-term or long-term capital gain, depending on the length of the employee’s holding period before the sale. Tax rates or capital gains may be lower for certain participants than the tax rates on ordinary income (which apply to all other distributions under the 401(k) Plan). The employee’s holding period for shares distributed from the 401(k) Plan will begin on the date following the date the 401(k) Plan delivers the stock to the transfer agent with instructions to reissue the stock in the employee’s name. If shares credited to your 401(k) Plan account are purchased by the Company in the tender offer, you will no longer be able to take advantage of the tax benefit on the deferral of tax on the net unrealized appreciation. You should consult your own tax advisor as to the particular U.S. federal income tax consequences to you of tendering shares pursuant to the tender offer and the applicability and effect of any state, local or foreign tax laws and other tax consequences with respect to the tender offer.

This is only a brief summary of certain tax considerations. You are strongly urged to consult with your tax advisor as to the issues described above.

For Further Information

If you have any questions concerning the tender of shares held in your 401(k) Plan account, please contact Georgeson at (866) 295-3782 (toll-free).

REMEMBER: UNLESS THE TENDER OFFER IS EXTENDED, IF YOU DO NOT COMPLETE THE ENCLOSED DIRECTION FORM AND RETURN IT TO GEORGESON BY 5:00 P.M., EASTERN

TIME, ON WEDNESDAY, SEPTEMBER 20, 2006, WHICH DATE IS TWO BUSINESS DAYS PRIOR TO THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE TENDER OFFER AND NO SHARES CREDITED TO YOUR 401(k) PLAN ACCOUNT WILL BE TENDERED IN THE TENDER OFFER. IF THE TENDER OFFER IS EXTENDED AND YOU DO NOT COMPLETE THE ENCLOSED DIRECTION FORM AND RETURN IT BY 5:00 P.M., EASTERN TIME, TWO DAYS PRIOR TO THE EXPIRATION OF THE TENDER OFFER AS EXTENDED (e.g., 5:00 P.M., EASTERN TIME ON DAY 8 ASSUMING A 10-DAY EXTENSION), YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE TENDER OFFER.

IF YOU SUBMIT A COMPLETED AND EXECUTED DIRECTION FORM ELECTING TO TENDER THE SHARES HELD IN YOUR 401(k) PLAN ACCOUNT, BUT DO NOT INDICATE THE PERCENTAGE OF SHARES HELD IN YOUR 401(k) PLAN ACCOUNT YOU WISH TO TENDER, YOU WILL BE DEEMED TO HAVE DIRECTED NATIONWIDE TO TENDER ALL OF YOUR SHARES, AND NATIONWIDE WILL TENDER ALL OF THE SHARES HELD IN YOUR 401(k) PLAN ACCOUNT. IF THE DIRECTION FORM IS NOT SIGNED, THE DIRECTIONS INDICATED WILL NOT BE ACCEPTED.

IF YOU DO NOT WISH TO TENDER THE SHARES HELD IN YOUR 401(k) PLAN ACCOUNT, TAKE NO ACTION.

THE TENDER OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM, OR ON BEHALF OF, HOLDERS OF SHARES IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

Direction Form

Sonic Corp. Savings and Profit Sharing Plan

Offer to Purchase Common Stock of Sonic Corp.

Before completing this Direction Form, you should refer to the “Letter from the Nationwide Trust Company to the Participants in the Sonic Corp. Savings and Profit Sharing Plan” (the “Letter to the 401(k) Plan Participants”). If you wish to tender different groups of shares at different prices, you must complete a separate direction form for each group of shares which will have a different price.

To Nationwide Trust Company (“Nationwide”), the Trustee and the Holder of Record of the Shares of Sonic Corp. (the “Company”) Common Stock Held in the Sonic Corp. Savings and Profit Sharing Plan (the “401(k) Plan”):

I am a participant in the 401(k) Plan who has shares of the Company’s common stock, $0.01 par value per share in my 401(k) Plan account. I have received a copy of the Offer to Purchase dated August 15, 2006 (the “Offer to Purchase”) and related Letter of Transmittal (the “Letter of Transmittal”), which together, as they may be amended or supplemented from time to time, constitute the tender offer by the Company to purchase up to 25,454,545 shares of its common stock, $0.01 par value per share, including the associated rights to purchase Series A Junior Preferred Stock issued under the Rights Agreement, as amended, between the Company and UMB Bank, n.a., as successor Rights Agent, at a price not greater than $22.00 nor less than $19.50 per share, without interest. I have also received a copy of the Letter to the 401(k) Plan Participants, relating to the tender offer by the Company.

This Direction Form will authorize and direct Nationwide to tender a number of shares allocated to my 401(k) Plan account, as indicated below, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

I understand that, unless the tender offer is extended, the maximum number of shares that I can tender in the tender offer (unless I own shares outside of the 401(k) Plan) is the number of shares that are held in my 401(k) Plan account as of 5:00 p.m., Eastern Time, on Wednesday, September 20, 2006, which date is two business days prior to the expiration of the tender offer. If the tender offer is extended, the maximum number of shares that I can tender in the tender offer (unless I own shares outside of the 401(k) Plan) is the number of shares that are held in my 401(k) Plan account as of 5:00 p.m. Eastern Time, on the second business day prior to the expiration of the tender offer as extended.

I also understand that that 401(k) Plan is prohibited from selling shares to the Company for a price that is less than the prevailing market price. Accordingly, if I elect to tender shares held in my 401(k) Plan account at a price that is lower than the closing sale price of shares on The Nasdaq National Market on Friday, September 22, 2006, the expiration date of the tender offer (or, if extended, on the expiration date of the tender offer, as extended), the tender price I elect will be deemed to have been increased to the closest tender price that is not less than that closing sale price. This may result in such shares not being eligible for purchase in the tender offer. Additionally, if the prevailing market price is higher than the highest tender price (i.e., $22.00), your shares will not be eligible for purchase in the tender offer.

PRICE PER SHARE AT WHICH SHARES ARE BEING TENDERED

(SEE INSTRUCTION IN THE ENCLOSED LETTER TO THE 401(k) PLAN PARTICIPANTS)

ODD LOTS

☐ By checking this box, I represent that I own beneficially or of record an aggregate (including shares held beneficially or of record in the 401(k) Plan or the Company’s Stock Purchase Plan or otherwise) of fewer than 100 shares, and I am instructing Nationwide to tender all of the shares held in my 401(k) Plan account. My indication as to whether I wish to tender my shares at the price I specify or the price determined by the tender offer is indicated below.

BOX A

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the boxes below INSTEAD OF BOX B BELOW, I authorize and direct Nationwide to tender at the price checked     % of the shares in my 401(k) Plan account (percentage indicated should not exceed 100%). I understand this action could result in none of my shares being purchased if the actual purchase price for the shares is less than the price that I have checked below. If the purchase price for the shares is equal to or greater than the priced checked, then the shares purchased by the Company will be purchased at the purchase price. If I wish to tender shares at more than one price, I must complete a separate Direction Form for each price at which shares are tendered. The same shares cannot be tendered at more than one price (unless those shares were previously tendered and withdrawn).

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED:

☐	$19.50	☐	$20.25	☐	$21.00	☐	$21.75
☐	$19.75	☐	$20.50	☐	$21.25	☐	$22.00
☐	$20.00	☐	$20.75	☐	$21.50

—  OR —

BOX B

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE

TENDER OFFER

☐ By checking this box, I represent that I want to maximize the chance of having the Company purchase all of the shares that I am tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE BOXES IN BOX A ABOVE, I wish to authorize and direct Nationwide to tender     % of shares in my 401(k) Plan account (percentage indicated should not exceed 100%) and am willing to accept the purchase price determined by the Company pursuant to the tender offer. This election could result in the tendered shares being purchased at the minimum price of $19.50 per share, subject to the price-based repurchase limitations of the 401(k) Plan discussed in this Direction Form and the Letter to the 401(k) Plan Participants, and have the effect of decreasing the price at which the Company purchases tendered shares because shares tendered using this election will be effectively considered available for purchase at the minimum price of $19.50 per share.

CONDITIONAL TENDER

I understand that I may condition my tender of shares upon the Company purchasing a specified minimum number of shares tendered, all as described in the Offer to Purchase. Unless at least the minimum number of shares I indicate below is purchased by the Company pursuant to the terms of the tender offer, none of the shares tendered will be purchased. I understand that it is my responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, my tender will be deemed unconditional.

☐ The	minimum number of shares that must be purchased, if any are purchased, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, I understand that I must have tendered all of my shares and checked the box below.

☐ The	tendered shares represent all shares held in my 401(k) Plan account.

Cash received from any shares tendered and accepted for payment by the Company will be deposited into your 401(k) Plan account in the Stable Asset Fund until you exchange these monies among the various investment choices under the 401(k) Plan in accordance with the terms of the 401(k) Plan. Any shares tendered by you but not accepted by the Company in the tender offer will be credited back to you as shares of Company common stock held in the Sonic Common Stock Fund in your 401(k) Plan account.

SIGNATURE

I understand and declare that if the tender of my shares is accepted, the payment therefore will be full and adequate compensation for these shares.

Authorized Signature:

Name (Please Print):

Date:

Address (Including Zip Code):

Phone Number (Including Area Code):

Social Security Number:

THIS DIRECTION FORM MUST BE COMPLETED AND SIGNED IF YOUR SHARES HELD IN THE 401(k) PLAN ARE TO BE TENDERED IN THE TENDER OFFER. IF YOU DO NOT SIGN THE DIRECTION FORM, IT WILL NOT BE ACCEPTED. Please return this Direction Form in the enclosed pre-addressed envelope. For your reference, the mailing address is as follows:

Georgeson Inc.

17 State Street

10th Floor

New York, New York 10004

YOU MAY ALSO FAX YOUR DIRECTION FORM TO GEORGESON INC., AT (212) 440-9009.

YOUR DIRECTION FORM MUST BE RECEIVED BY 5:00 P.M., EASTERN TIME, WEDNESDAY, SEPTEMBER 20, 2006. IF THE TENDER OFFER IS EXTENDED, YOUR DIRECTION FORM MUST BE RECEIVED BY 5:00 P.M., EASTERN TIME, TWO DAYS PRIOR TO THE EXPIRATION OF THE TENDER OFFER AS EXTENDED (e.g., 5:00 P.M., EASTERN TIME ON DAY 8 ASSUMING A 10-DAY EXTENSION).

YOUR TENDER DIRECTIONS WILL BE HELD IN STRICT CONFIDENCE. INDIVIDUAL TENDER DIRECTIONS WILL BE DISCLOSED ONLY AS NECESSARY TO COMPLETE THE TENDER OFFER.

IF YOU DO NOT WISH TO TENDER YOUR SHARES HELD IN THE 401(k) PLAN, TAKE NO ACTION.